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                                                                    Exhibit 99.1

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                      1998 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   AMERICAN GENERAL HOSPITALITY CORPORATION


        The undersigned hereby appoints Steven D. Jorns and Kenneth E. Barr, and each or either of them his attorneys and agents, with full power of substitution to vote all shares of common stock, par value $.01 per share ("AGH Common Stock") of American General Hospitality Corporation ("AGH") which the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of AGH to be held at . , on [.], 1998 at . p.m., local time and including at any adjournments or postponements thereof as follows:


     THE BOARD OF DIRECTORS OF AGH RECOMMENDS A VOTE FOR THE ELECTION OF THE PROPOSALS SET FORTH BELOW UNDER ITEMS 1-6.

    1. PROPOSAL ONE: Approval of the merger of CapStar Hotel Company, a Delaware corporation ("CapStar") with and into AGH and adoption of an Agreement and Plan of Merger, dated as of March 15, 1998, as amended, among AGH, American General Hospitality Operating Partnership, L.P., a Delaware limited partnership, CapStar, CapStar Management Company, L.P., a Delaware limited partnership, and CapStar Management Company II, L.P., a Delaware limited partnership. (check one box)

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]

    2. PROPOSAL TWO: Approval and adoption of an amendment to AGH's Charter to

          (a) increase the number of authorized shares of stock and authorized number of shares of AGH Common Stock; (check one box)

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]

          (b) authorize the issuance of shares of preferred stock having such preferences, rights and other terms as the Board of Directors may determine from time to time; (check one box)

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]

          (c) to the extent permitted under applicable Maryland law, permit the Board of Directors to increase or decrease the number of authorized shares of stock of AGH without stockholder approval. (check one box)

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]

    3. PROPOSAL THREE: Approval of and vote the amendment to and restatement of the American General Hospitality Corporation Non-Employee Directors' Incentive Plan. (check one box)

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]


    4. PROPOSAL FOUR: Approval of the amendment to and restatement of the American General Hospitality Corporation 1996 Incentive Plan. (check one box)

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]

    5. PROPOSAL FIVE: Election of Directors FOR the nominees listed below [ ] WITHHOLD THE AUTHORITY to vote for the nominees listed below [ ]
       Nominees:  H. Cabot Lodge III, Janes R. Worms,
       Paul W. Whetsell, Daniel L. Doctoroff, William S. Janes,
       Bruce G. Wiles, James F. Dannhauser and Mahamood Khimiji
       FOR, except vote withheld from the following nominee(s):
       --------------------------------------------------------

    6. To consider and vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

                                                     (continued on reverse side)

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(continued from other side)

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of AGH Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. If a proxy is submitted and no directions are given, the proxy will be voted for the approval of the Merger Proposal and for the additional Proposals referred to herein. Nonvoting shares (including broker non-votes) and abstentions will have the effect of a vote against the Merger Proposal and Proposal Two and will have no effect on the votes to approve Proposals Three, Four and Five. The election of Paul W. Whetsell, Daniel L. Doctoroff, William S. Janes, Bruce G. Wiles, James F. Dannhauser and Mahmood Khimji is conditioned upon the approval of the Merger Proposal.


You may revoke your proxy at any time before it is voted.


This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Annual Meeting.


                            DATED:______________________________________, 1998

                            PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.


                            __________________________________________________
                                              (Signature)


                            __________________________________________________
                                      (Signature, if held jointly)


                            __________________________________________________
                                                 (Title)

                            WHEN SHARES ARE HELD JOINTLY, BOTH OWNERS MUST SIGN AND DATE. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. IF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY PRESIDENT OR OTHER DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.
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IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
           IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL
                           MACKENZIE PARTNERS, INC.

                    (800) 322-2885 (CALL TOLL-FREE)

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